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                                                                   Exhibit 10.35

                                   $30,000,000

                   Floating Rate Subordinated Debt Securities

                           Gold Banc Corporation, Inc.

                               PLACEMENT AGREEMENT

                                                              New York, New York
                                                               November 14, 2001

SANDLER O'NEILL & PARTNERS, L.P.
9 West 57th Street
19th Floor
New York, New York 10019

Ladies and Gentlemen:

     Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), confirms its agreement (the "Agreement") with Sandler O'Neill & Partners, L.P., as agent of the Company (the "Placement Agent"), with respect to the issue and sale by the Company and the placement by the Placement Agent of $30,000,000 Floating Rate subordinated debt securities bearing a variable distribution rate per annum, reset semi-annually, equal to LIBOR (as defined in the Indenture (as defined below) plus 3.75% PROVIDED, that the applicable interest rate may not exceed 12.5% through maturity (the "Debt Securities").

     The Debt Securities will be issued pursuant to the Indenture, to be dated as of the Closing Time, between the Company and Wilmington Trust Company, as trustee (the "Trustee"). The Indenture, the Subscription Agreement (as defined in Section 2(a) hereof) and this Agreement are hereinafter referred to collectively as the "Operative Documents."

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

          (a) The Company represents and warrants to the Placement Agent and the Purchaser (as defined in Section 2(a) hereof) of Debt Securities as of the date hereof and as of the Closing Time, and agrees with the Placement Agent and the Purchaser, as follows:

                 (i) SIMILAR OFFERINGS. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Debt Securities in a manner that would require the Debt Securities to be registered under the Securities Act of 1933, as amended (the "Act").

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                 (ii)    INCORPORATED DOCUMENTS. The documents of the Company
filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Exchange Act of 1934, as amended (the "1934 Act"), from and including the commencement of the fiscal year covered by the Company's most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the "1934 Act Reports"), complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Agreement and at the Closing Time, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company's annual report on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party.

                 (iii) INDEPENDENT ACCOUNTANTS. The accountants of the Company who certified the financial statements included in the 1934 Act Reports are independent public accountants of the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations").

                 (iv) FINANCIAL STATEMENTS AND INFORMATION. The consolidated historical financial statements of the Company, together with the related schedules and notes, included in the 1934 Act Reports present fairly, in all material respects, the respective consolidated financial positions of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the 1934 Act Reports present fairly, in all material respects, the information required to be stated therein and any pro forma financial statements and the related notes thereto included in the 1934 Act Reports present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                 (v) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the 1934 Act Reports, there has not been (A) any material adverse change in the condition, financial, regulatory or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company's common stock.

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                 (vi)    REGULATORY ENFORCEMENT MATTERS. Neither the Company or
any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been, a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

                 (vii) NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the financial statements referred to in section 1(a)(iv) above and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such financial statements.

                 (viii) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas and has full power and authority under such laws to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under each of the Operative Documents; and the Company is duly registered as a financial holding company under the Gramm Leach Bliley Act.

                 (ix) GOOD STANDING OF THE SUBSIDIARIES. Each "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) of the Company (a "Significant Subsidiary") has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered and has full power and authority under such laws to own, lease and operate its properties and to conduct its current and contemplated business; and the deposit accounts of each of the Company's subsidiary banks are insured up to the applicable limits by the Savings Association Insurance Fund or the Bank Insurance Fund of

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the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

                 (x) FOREIGN QUALIFICATIONS. The Company and its subsidiaries are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing, in the reasonable judgment of the Company, is not expected to result in a Material Adverse Effect.

                 (xi) CAPITAL STOCK DULY AUTHORIZED AND VALIDLY ISSUED. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in Schedule 1(a)(xi) attached hereto, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Company or its Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries or under any agreement to which the Company or any of its Significant Subsidiaries is a party.

                 (xii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                 (xiii) AUTHORIZATION OF INDENTURE. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

                 (xiv) AUTHORIZATION OF DEBT SECURITIES. The Debt Securities have been duly authorized by the Company; and, at the Closing Time, the Debt Securities will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Purchaser against payment therefor as provided herein and in the Subscription Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; the Debt Securities will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                 (xv) NOT AN INVESTMENT COMPANY. The Company is not, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom the Company will not be, an "investment company"

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required to be registered under the Investment Company Act of 1940, as amended
(the "1940 Act").

                 (xvi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Significant Subsidiaries is in violation of its charter, by-laws or code of regulations; neither the Company nor any subsidiary of the Company is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that, in the reasonable judgment of the Company, are not expected to result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Company, the issuance, sale and delivery of the Debt Securities, the consummation of the transactions contemplated by the Operative Documents, and compliance by the Company with the terms of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Company or any of its Significant Subsidiaries pursuant to any of the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, by-laws or code of regulations of the Company or any of its Significant Subsidiaries, or violation by the Company or any of its Significant Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, "Governmental Entities"). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries prior to its scheduled maturity.

                 (xvii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

                 (xviii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Operative Documents or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the

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business, are not, in the reasonable judgment of the Company, expected to result in a Material Adverse Effect.

                 (xix) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, or the consummation by the Company of the transactions contemplated by the Operative Documents.

                 (xx) POSSESSION OF LICENSES AND PERMITS. The Company and each subsidiary of the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them that is material to the Company and its subsidiaries considered as one enterprise; the Company and each subsidiary of the Company is in compliance with the terms and conditions of all of its Governmental Licenses, except where the failure so to comply, in the reasonable judgment of the Company, is not expected to, singularly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect, in the reasonable judgment of the Company, is not expected to have a Material Adverse Effect; and none of the Company or any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

                 (xxi) TITLE TO PROPERTY. The Company and each subsidiary of the Company has good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except such as, in the reasonable judgment of the Company, singularly or in the aggregate, are not expected to result in a Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary of the Company holds properties, are in full force and effect, except when the failure of such leases and subleases to be in full force and effect, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect, and none of the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any of the leases or subleases under which the Company or any subsidiary of the Company holds properties, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except when such claim, in the reasonable judgment of the Company, singularly or in the aggregate, is not expected to have a Material Adverse Effect.

                 (xxii) STABILIZATION. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Debt Securities.

                 (xxiii) NO GENERAL SOLICITATION. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or any of

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their behalf (other than the Placement Agent, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Debt Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                 (xxiv) NO DIRECTED SELLING EFFORTS. Neither the Company nor any of its Affiliates or any person acting on its or any of their behalf (other than the Placement Agent, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the 1933 Act ("Regulation S") with respect to the offering of the Debt Securities.

                 (xxv) NO REGISTRATION. Subject to compliance by the Placement Agent with the relevant provisions of Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Debt Securities by the Company in the manner contemplated by this Agreement to register the Debt Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                 (xxvi) NO INTEGRATION. Within the period of the preceding six months prior to the date hereof, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Debt Securities, or any securities of the same or a similar class as the Debt Securities, other than the Debt Securities referred to herein.

          (b) Any certificate signed by any duly authorized officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

     SECTION 2.  SALE AND DELIVERY THROUGH PLACEMENT AGENT; CLOSING.

          (a) The Company proposes to issue and sell the Debt Securities on November 28, 2001 (or such other time mutually agreed to by the Company and the Placement Agent) (the "Closing Time") to MM Community Funding II, Ltd, a newly formed company with limited liability incorporated under the laws of the Cayman Islands (the "Purchaser"), pursuant to the terms of the Subordinated Debt Securities Subscription Agreement, to be entered into on or prior to the Closing Time (the "Subscription Agreement"), between the Company and the Purchaser. The Company agrees to execute the Subscription Agreement with the Purchaser and to return the same to the Placement Agent. In addition, the Company agrees that the Purchaser shall be entitled to the benefit of, and to rely on, the provisions of this Agreement to the extent such provisions address or relate to the Purchaser or the Debt Securities to be purchased by the Purchaser.

          (b) The Company hereby grants to the Placement Agent the exclusive right to arrange the placement of the Debt Securities with the Purchaser on its behalf. The Placement Agent accepts such right and agrees to use its best efforts, on and prior to the Closing Time, to effect such placement.

          (c) Deliveries of certificates for the Debt Securities shall be made by the Company to or on behalf of the Purchaser at the offices of Cleary, Gottlieb, Steen &

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Hamilton in The City of New York, and payment of the purchase price for the Debt
Securities shall be made by the Purchaser to the Company by wire transfer of immediately available funds to a bank designated by the Company contemporaneous with closing at the Closing Time.

     Certificates for the Debt Securities in the aggregate principal amount thereof shall be registered in the name of the Purchaser.

          (d) As compensation to the Placement Agent for its placement of the Debt Securities, the Company hereby agrees to pay at the Closing Time to the Placement Agent in immediately available funds a commission of 3% of the aggregate principal amount of the Debt Securities to be delivered by the Company hereunder at the Closing Time.

          (e) In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any notice, signature or writing which the Placement Agent shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Company or its counsel or designees either to it or the Purchaser. In addition, in connection with the performance of its duties under this Agreement, the Placement Agent shall not be liable for any error of judgment or any action taken or omitted to be taken unless it was grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of its duties hereunder. The Placement Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement.

     SECTION 3. NOTICE OF MATERIAL EVENTS. The Company covenants with the Placement Agent and the Purchaser that prior to the completion of the initial placement of the Debt Securities through the Placement Agent, the Company will immediately notify the Placement Agent, and confirm such notice in writing, of any event or development that, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

     SECTION 4. PAYMENT OF EXPENSES. Whether or not this Agreement or the Subscription Agreement is terminated or the sale of the Debt Securities is consummated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, issuance and delivery of the certificates for the Debt Securities, (ii) the fees and disbursements of the Company's counsel, accountants and other advisors, and
(iii) the fees and expenses of any trustee appointed under the Indenture, including the fees and disbursements of counsel for such trustee.

     SECTION 5. CONDITIONS OF PLACEMENT AGENT'S OBLIGATIONS. The obligations of the Placement Agent and the Purchaser at the Closing Time are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

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          (a)    OPINION OF COUNSEL FOR COMPANY. At the Closing Time, the
Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, special counsel to the Company, in substantially the form set out in Annex A hereto, in form and substance reasonably satisfactory to counsel for the Placement Agent. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or any of its subsidiaries and public officials.

          (b) OPINION OF SPECIAL TAX COUNSEL FOR THE COMPANY. At the Closing Time, the Placement Agent shall have received an opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, special tax counsel to the Company that the Debt Securities will constitute indebtedness of the Company for United States federal income tax purposes, in substantially the form set out in Annex B hereto. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

          (c) OPINION OF COUNSEL TO THE TRUSTEE. At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Morris, James, Hitchens & Williams LLP, counsel for the Trustee, in substantially the form set out in Annex C hereto, in form and substance reasonably satisfactory to counsel for the Placement Agent.

          (d) CERTIFICATES. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the 1934 Act Reports, any Material Adverse Effect, and the Placement Agent shall have received a certificate of the Chairman, the Chief Executive Officer, the President, any Executive Vice President or any Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in
Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (e) MAINTENANCE OF RATINGS. Between the date of this Agreement and the Closing Time, there shall not have occurred a downgrading in or withdrawal of the rating assigned to the Company's debt securities or preferred stock by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Company's debt securities or preferred stock.

          (f) SALE OF SECURITIES. The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available at the Closing Time and shall be sufficient to purchase the Debt Securities and all other securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

          (g) ADDITIONAL DOCUMENTS. At the Closing Time, the Placement Agent and the Purchaser shall have been furnished such documents and opinions as they may

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reasonably request in connection with the issue, sale and placement of the Debt
Securities; and all proceedings taken by the Company in connection with the issuance, sale and placement of the Debt Securities shall be satisfactory in form and substance to the Placement Agent and the Purchaser.

          (h) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

     SECTION 6.  OFFERS AND SALES OF THE DEBT SECURITIES.

          (a) OFFER AND SALE PROCEDURES. The Placement Agent and the Company hereby establish and agree to observe the following provisions with respect to the offer, issue, sale and placement of the Debt Securities:

                 (i) OFFERS AND SALES ONLY TO THE PURCHASER. Offers and sales of the Debt Securities will be made in the United States or pursuant to Regulation S outside the United States only to the Purchaser in a transaction not requiring registration under the 1933 Act.

                 (ii) NO GENERAL SOLICITATION. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in connection with the offering of the Debt Securities.

                 (iii) NO DIRECTED SELLING EFFORTS. No directed selling efforts (within the meaning of Regulation S) will be used with respect to the offering of the Debt Securities.

                 (iv) PURCHASER NOTIFICATION. Prior to or contemporaneously with the purchase of the Debt Securities by the Purchaser, the Placement Agent will take reasonable steps to inform the Purchaser that the Debt Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in accordance with an exemption from registration under the 1933 Act and (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act ("Rule 144A")) that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (y) Regulation S to a non-U.S. person in an offshore transaction or (z) any other available exemption from registration under the 1933 Act (including the exemption provided by Rule 144).

          (b) COVENANTS OF THE COMPANY. The Company covenants with the Placement Agent and the Purchaser as follows:

                 (i) DUE DILIGENCE. In connection with the initial placement of the Debt Securities, the Company agrees that, prior to any offer or sale of the Debt Securities

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through the Placement Agent, the Placement Agent and the Purchaser shall have the right to make reasonable inquiries into the business of the Company and the subsidiaries of the Company. The Company also agrees to provide answers to the Placement Agent and the Purchaser, if requested, concerning the Company and the subsidiaries of the Company (to the extent that such information is available or can be acquired and made available without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Debt Securities.

                 (ii) INTEGRATION. The Company agrees that it will not, and will cause its Affiliates not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or otherwise.

                 (iii)   RESTRICTION ON REPURCHASES. Until the expiration of two
(2) years (or such shorter period as may hereafter be referred to in Rule 144(k) (or similar successor rule)) after the original issuance of the Debt Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Debt Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Debt Securities to the Trustee for cancellation.

     SECTION 7.  INDEMNIFICATION.

          (a) INDEMNIFICATION OF THE PLACEMENT AGENT AND THE PURCHASER. The Company agrees to indemnify and hold harmless: (x) the Placement Agent and the Purchaser, (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Placement Agent or the Purchaser (each such person, a "controlling person") and (z) the respective partners, directors, officers, employees and agents of the Placement Agent and the Purchaser or any such controlling person, as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, relating to or arising out of, or based upon, in whole or in part, (A) any untrue statement or alleged untrue statement of a material fact included in the 1934 Act Reports, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) any untrue statement or alleged untrue statement of material fact contained in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Placement Agent or the Purchaser by the Company; (C) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of or furnished or made available to the Placement Agent or the Purchaser by the Company a material fact necessary to make the statements therein not misleading; or (D) the breach or alleged breach of any representation, warranty and agreement of the Company contained herein or in the Subscription Agreement;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or breach or alleged breach of any such representation, warranty or agreement; provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement, to the extent that any such expense is not paid under (i) or (ii) above.

          (b) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by the Placement Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (c) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, provided, however, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party with respect to those fees and expenses of counsel that it determines in good faith are reasonable and (2) provides written notice within ten (10) days after receipt of the request for reimbursement to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 7 hereof is for any reason held to be unenforceable for the benefit of an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of the Debt Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements, omissions or breaches which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Debt Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debt Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commission received by the Placement Agent bear to the aggregate of such net proceeds and commissions.

     The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement, omission or alleged omission or breach or alleged breach.

     Notwithstanding the provisions of this Section 8, the Placement Agent shall not be required to contribute any amount in excess of the total commissions received by it.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, the Purchaser, each person, if any, who controls the Placement Agent or the Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of the Placement Agent, the Purchaser or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, and shall survive delivery of the Debt Securities by the Company.

     SECTION 10. TERMINATION OF AGREEMENT.

          (a) TERMINATION; GENERAL. The Placement Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or, in the case of (i), since the respective dates as of which information is given in the 1934 Act Reports,
(i) there has occurred any Material Adverse Effect, or (ii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable to market the Debt Securities or to enforce contracts for the sale of the Debt Securities, or (iii) trading in any securities of the Company has been suspended or limited by the Commission or any national stock exchange or market on or in which such securities are traded or quoted, or if trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers or any other governmental authority, or (iv) a banking moratorium has been declared by United States federal, Delaware or New York authorities.

          (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 hereof shall survive such termination and remain in full force and effect.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Placement Agent shall be directed to Sandler O'Neill & Partners, L.P., as follows: to date until March 1, 2002, 9 West 57th Street, 19th Floor, New York, New York 10019,
Attention: Thomas W. Killian, Principal, and on and after March 1, 2002, 919 3rd Avenue, 6th Floor, New York, New York 10022, Attention: Thomas W. Killian, Principal, in each case with a copy to Cleary, Gottlieb, Steen & Hamilton, 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Kenneth L. Bachman, Esq.; and notices to the Company shall be directed to Gold Banc Corporation, Inc., 11301 Nall Avenue, Leawood,

Kansas 66211, Attention: Rick Tremblay, with a copy to Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, Attention: Robert C. Azarow.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Placement Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent, the Purchaser and the Company, and their respective successors and the controlling persons and other persons referred to in Sections 1, 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent, the Purchaser and the Company and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                                                   Exhibit 10.35

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Placement Agent and the Company in accordance with its terms.

                                       Very truly yours,

                                       GOLD BANC CORPORATION, INC.

                                       By:  /s/ Rick Tremblay
                                            --------------------------------
                                            Rick Tremblay
                                            Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
     the sole general partner

By:  /s/ Catherine A. Lawton
     -----------------------------------
     Catherine A. Lawton
     Vice President

                  SCHEDULE 1(a)(xi) TO THE PLACEMENT AGREEMENT
             BY AND BETWEEN GOLD BANC CORPORATION, INC. AND SANDLER
                            O'NEILL & PARTNERS, L.P.

     Gold Banc Corporation, Inc. owns, directly or indirectly, all of the outstanding shares of capital stock of Gold Bank-Kansas. Gold Banc Corporation has pledged all of such shares as collateral for a $25 million line of credit with La Salle Bank. The amount outstanding under the line of credit as of October 31, 2001 was $24,500,000. The proceeds from the offering of subordinated debt securities to MM Community Funding II, Ltd will be used to pay off the line of credit in its entirety.

                                                                         ANNEX A

Pursuant to Section 5(a) of the Placement Agreement, counsel to the Company shall deliver an opinion in substantially the following form:

     1. The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas.

     2. The Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents and (ii) issue and perform its obligations under the Debt Securities.

     3. The Company is registered as a financial holding company under the Gramm Leach Bliley Act.

     4. (i) The Bank is validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) to the best of our knowledge, all of the issued and outstanding shares of capital stock of the Bank are owned of record by the Company, directly or through subsidiaries.

     5. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Company up to the maximum amount allowable under applicable law.

     6. No consent, approval, authorization or order of or filing, registration or qualification with any Governmental Entity is required in connection with the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated thereby except as have already been obtained or made.

     7. Each of the Placement Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company.

     8. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     9. The Debt Securities have been duly authorized for issuance by the Company pursuant to the Indenture and, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with the Subscription Agreement, will constitute valid and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture, enforceable against the Company in accordance with their terms.

     10. The execution, delivery and performance of the Operative Documents by the Company, and the consummation by the Company of the transactions contemplated by the Operative Documents, will not result in any violation of the charter or bylaws of the Company or the Bank.

     11. Assuming (i) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Placement Agreement and the Subscription Agreement and (ii) that the Debt Securities are sold in the manner contemplated by, and in accordance with, the Placement Agreement and the Subscription Agreement, it is not necessary in connection with the offer, sale and delivery of the Debt Securities by the Company to the Purchaser to register the Debt Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

     12. The Company is not, and, following the issuance of the Debt Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Company will not be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

     In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of New York, the corporate laws of the State of Delaware and the Federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than New York and Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to you and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

                                                                         ANNEX B

Pursuant to Section 5(b) of the Placement Agreement, counsel to the Company shall deliver an opinion in substantially the following form:

Sandler O'Neill & Partners, L.P.
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     We have acted as special tax counsel to Gold Banc Corporation, Inc., a Kansas corporation (the "Company"), in connection with the offering of $30,000,000 Floating Rate Debt Securities (the "Debt Securities"). This opinion letter is furnished pursuant to Section 5(b) of the Placement Agreement dated November 14, 2001, between the Company and you.

     In arriving at the opinions expressed below we have examined executed copies of the Indenture relating to the issuance of the Debt Securities dated the date hereof (the "Indenture"). In addition, we have made such investigations of law and fact as we have deemed appropriate as a basis for the opinion expressed below.

     It is our opinion that, under current law and assuming the performance of the Indenture in accordance with the terms described therein, the Debt Securities will be treated for United States federal income tax purposes as indebtedness of the Company.

     Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America.

                                                                         ANNEX C

     Pursuant to Section 5(c) of the Placement Agreement, counsel to Wilmington Trust Company (the "Trustee") shall deliver an opinion to the effect that:

     (i) The Trustee is a Delaware banking corporation with trust powers duly organized and validly existing in good standing under the laws of the State of Delaware with all necessary corporate power and authority to execute, deliver and carry out and perform its obligations under the terms of the Indenture;

     (ii) the execution, delivery and performance by the Trustee of the Indenture has been duly authorized by all necessary corporate action on the part of the Trustee and the Indenture has been duly executed and delivered by the Trustee, and constitutes the legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms (subject to Bankruptcy and Equity);

     (iii) the execution, delivery and performance of the Indenture by the Trustee does not conflict with or constitute a breach of the charter or by-laws of the Trustee; and

     (iv) no consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the United States of America governing the banking or trust powers of the Trustee is required for the execution, delivery or performance by it of the Guarantee Agreement, the Declaration and the Indenture.

                                        1